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                      Series G Convertible Preferred Stock
                               Exchange Agreement
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                               EXCHANGE AGREEMENT

            THIS EXCHANGE AGREEMENT, dated as of August 27, 1997 (this "Agreement"), by and between VIRAGEN, INC., a Delaware corporation (the "Company"), located at 865 Southwest 78th Avenue, Suite 100, Plantation, Florida 33324, and ADVANTAGE FUND LIMITED, a British Virgin Islands corporation (the "Holder") located at c/o CITCO, Kaya Flamboyan 9, Curacao, Netherlands Antilles.

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, in April 1997 the Holder acquired 5,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value (the "Series E Preferred Stock"), and assumed all rights and obligations of the transferor of such shares (the "Transferor") pursuant to the Securities Purchase Agreement, dated as of December 31, 1996, by and between the Company and the Transferor (the "Securities Purchase Agreement") and the Registration Rights Agreement, dated as of December 31, 1996, by and between the Company and the Transferor (the "Registration Rights Agreement");

            WHEREAS, in order to effect certain changes in the terms of the Series E Preferred Stock, the parties desire to exchange (the "Exchange") the Holder's Series E Preferred Stock outstanding at the Closing hereunder for a like number of newly issued shares of 10% Cumulative Convertible Preferred Stock, Series G, $1.00 par value, of the Company (the "Series G Preferred Stock"); and

            WHEREAS, the parties intend that all of their respective rights and obligations under the Securities Purchase Agreement and the Registration Rights Agreement shall, upon the Exchange and subject to the other terms of this Agreement, continue to apply in full force and effect to the Series G Preferred Stock issued to the Holder;

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    AGREEMENT  TO  EXCHANGE;   AMENDMENT  OF  SECURITIES  PURCHASE
AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

            (A) EXCHANGE. The Company and the Holder hereby agree to exchange on the Closing Date (as defined herein) 4,000 shares (the "Series G Preferred Shares") of Series G Preferred Stock of the Company for the 4,000 shares (the "Series E Preferred Shares") of Series E Preferred Stock to be held by the Holder on the Closing Date. The Series G Preferred Shares shall have the rights, designations and terms as set forth in the form of Certificate of Designations attached as ANNEX I to this Agreement (the "Certificate of Designations"). The shares of the Company's Common Stock, par value $.01 per share ("Common Stock"),

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issuable upon conversion of the Series G Preferred Shares are referred to herein as the "Common Shares." The Common Shares and the Series G Preferred Shares are referred to herein collectively as the "Shares."

            (B) CLOSING. (1) The exchange of Series G Preferred Shares for Series E Preferred Shares shall occur at a closing (the "Closing") to be held on the next business day (the "Closing Date") following the Stockholder Notice Period (as defined in Section 4(d)(1)) but which in no event shall be later than August 21, 1997. Either party may terminate this Agreement if the Closing does not occur on or before September 5, 1997. The Closing shall occur on the Closing Date at Law Offices of Brian W Pusch, 29 West 57th Street, New York, New York.

            (2) Each of the parties acknowledges that time is of the essence in effecting the Closing hereunder and shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to complete the Exchange set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

            (C) AMENDMENT OF SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. Subject to the terms of this Agreement which shall govern any inconsistent provisions, effective upon the Closing, (1) the parties hereby amend each of the Securities Purchase Agreement and the Registration Rights Agreement such that all references to the Series E Preferred Shares therein shall be deemed to be references to the Series G Preferred Shares; and (2) the respective rights and obligations of the parties with respect to the Series E Preferred Shares as of the date hereof shall apply with full force and effect to the Series G Preferred Shares and the Common Shares issuable pursuant thereto. Except as amended hereby or as otherwise provided herein, the Agreement (including, without limitation, Section 4(k) thereof) and the Registration Rights Agreement shall continue in full force and effect.

            2.    HOLDER REPRESENTATIONS, WARRANTIES, ETC.

            The   Holder  represents  and warrants to, and  covenants and agrees with, the Company as follows:

            (A) INVESTMENT PURPOSE. The Holder is acquiring the Series G Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof.

            (B) ACCREDITED INVESTOR. The Holder is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act") by reason of Rule 501(a)(3).










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            (C)   REOFFERS AND RESALES.  All subsequent  offers and sales of the
Shares by the Holder shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration.

            (D) EXCHANGE AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            3.    COMPANY REPRESENTATIONS, WARRANTIES, ETC.

            The Company represents and warrants to, and covenants and agrees with, the Holder that:

            (A) CONCERNING THE SHARES. The Shares have been duly authorized and the Series G Preferred Shares, when issued in exchange for the Series E Preferred Shares in accordance with this Agreement, and the Common Shares, when issued upon conversion of the Series G Preferred Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1997 by the National Association of Securities Dealers, Inc. (the "NASD") of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Common Shares are listed for trading on Nasdaq.

            (B) EXCHANGE AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            (C) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Series G Preferred Shares and the other transactions contemplated by this Agreement, and the terms of the Series G Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it








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or any of its  properties or assets are bound,  or any  applicable  law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

            (D) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Series G Preferred Shares and the Common Shares as contemplated by this Agreement, except for the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

            (E) SEC REPORTING STATUS AND FILINGS. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports and other information required to be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (F) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Holder in connection with the transactions contemplated by this Agreement, including, without limitation, all reports and other information filed with the SEC since January 1, 1996 (the "SEC Reports"), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (G) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, except as disclosed in the SEC Reports.

            (H) ABSENCE OF LITIGATION. Except as set forth in SCHEDULE 3(H) attached hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

            (I) EXCHANGES OF STOCK. The Company has not and will not pay any commission or other remuneration for soliciting exchanges of Series E Preferred Shares for Series G Preferred Shares.








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

            (J) REGISTRATION STATEMENT. The Registration Statement (Registration No. 333-25187) (as amended to date, the "Registration Statement") registering the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock has been declared effective by the SEC and no stop-order or similar proceeding relating to the Registration Statement is pending or threatened.

            4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            (A) TRANSFER RESTRICTIONS. The Holder and the Company acknowledge and agree that (1) the Series G Preferred Shares have not been and are not being registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered thereunder or (B) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Series G Preferred Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Series G Preferred Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Series G Preferred Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance wit some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (3) neither the Company nor any other person is under any obligation to register the Series G Preferred Shares under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(c) hereof), with respect to the sale or other transfer of the Series G Preferred Shares; and (4) the Company shall agree in writing with any transferee of the Series G Preferred Share that the Company and such transferee shall be bound by and entitled to the respective rights and obligations of the Company and the Holder as set forth in this Section 4.

            (B) LEGEND. (1) The Holder acknowledges and agrees that the certificates for the Series G Preferred Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Series G Preferred Shares):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM,












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      SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION
      IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

            Upon conversion of the Series G Preferred Shares into Common Shares, the Company shall issue a Common Stock certificate or certificates without any restrictive legend to the holder of such shares. Such Common Shares shall not be subject to any stop transfer instructions and shall be freely transferable on the books and records of the Company.

            (2) The certificates for the Series G Preferred Shares shall bear the following additional legends:

      SECTION 2(e)(2) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES G, PURSUANT TO WHICH THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PERMITS A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO CONVERT SUCH SECURITIES IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS WITHOUT BEING REQUIRED TO PHYSICALLY SURRENDER THIS CERTIFICATE TO THE CORPORATION UNLESS ALL OF THE SECURITIES REPRESENTED HEREBY ARE SO CONVERTED. CONSEQUENTLY, FOLLOWING CONVERSION OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES STATED HEREON.

      THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

            (C) REPORTING STATUS. So long as the Holder beneficially owns any of the Series G Preferred Shares or the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            (D) NASD MATTERS. (1) The Company represents and warrants to the Holder that (A) it has received the NASD's concurrence ("NASD Approval"), a copy of which is attached hereto as EXHIBIT 4(D), with the Company's position that the approval by the Company's stockholders given at a Special Meeting of the Stockholders held on June 27, 1997 of the issuance of the Series E Preferred Stock shall be deemed shareholder approval of the issuance of the Series G








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Preferred  Stock for  purposes  of Rule  4460(i)(1)(D)(ii)  (the  "Rule") of the
Nasdaq National Market Issuer Designation Requirements such that the issuance of Common Shares upon conversion of the Series G Preferred Stock would not be subject to any restrictions under the Rule and (B) as a condition of such NASD Approval, the NASD has required the Company to mail a notice to all stockholders (the "Notice") advising them of the Exchange ten days prior to the Closing Date (such ten day period is referred to herein as the "Stockholder Notice Period ). The Company agrees to promptly prepare the Notice, obtain the NASD's prior approval thereof, mail the Notice to its stockholders and file a Current Report on Form 8-K with the SEC reporting the Exchange.

            (2) If, notwithstanding the NASD Approval, at any time the Holder is unable to receive on a timely basis Common Shares upon submission to the Company of a notice of conversion of the Series G Preferred Shares by reason of the Rule or the provisions of Section 4(i)(ii) of the Securities Purchase Agreement, the Company shall be entitled to convert its Series G Preferred Shares in accordance with Section 2(j) of the Certificate of Designations and shall be entitled to receive liquidated damages pursuant to Section 4(i) of the Securities Purchase Agreement.

            (E) AMENDED PROSPECTUS. At least three business days prior to the Closing Date, the Company shall provide to the Holder and its counsel for review a draft amended prospectus, forming part of the Registration Statement, to be filed by the Company on or before the Closing Date with the SEC covering the resale of the Common Shares under the 1933 Act.

            (F) PAYMENT OF DIVIDENDS ON SERIES E PREFERRED STOCK. For the period commencing July 18, 1997 to and including the date prior to the Closing Date, the Company agrees to pay the Holder dividends on its 4,000 Series E Preferred Shares at the rate of ten percent (10%) per annum of the stated value of the Series E Preferred Stock as if such 10% rate were set forth in Section 1 of the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock. Prior to the Closing Date the Company shall pay to the Holder in cash an amount equal to all accrued and unpaid dividends on the Series E Preferred Stock payable to and including the date prior to the Closing Date.

            (G) EXPENSES. Whether or not the Closing occurs, the Company will pay or reimburse up to $7,000 of the out-of-pocket expenses (including, without limitation, legal fees and expenses) incurred by the Holder in connection with this Agreement and the transactions contemplated hereby.

            5.    TRANSFER AGENT INSTRUCTIONS; CONVERSION PROCEDURE.

              On or prior to the Closing Date, the Company will irrevocably instruct (the "Transfer Agent Instructions") its transfer agent for the Common Stock, ChaseMellon Shareholder Services L.L.C. (the "Transfer Agent"), to issue certificates for Common Shares from time to time upon conversion of Series G








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Preferred  Shares in such amounts as specified from time to time to the Transfer
Agent in the conversion notices surrendered in connection with such conversions. The Transfer Agent Instructions shal provide that the certificates for the Common Shares shall not bear any restrictive legend and the Common Shares shall not be subject to any stop-transfer instructions. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop-transfer instructions to give effect to Section 4(a) hereof with respect to the Series G Preferred Shares will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way the Holder's obligations and agreement to comply with all applicable securities laws upon resale of the Common Shares and to comply with the terms and conditions of the Certificate of Designations. If the Holder provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Holder of any of the Series G Preferred Shares in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Series G Preferred Shares.

            6. CONDITIONS TO THE HOLDER'S OBLIGATIONS.

            The Holder's obligation to exchange its Series E Preferred Shares for Series G Preferred Shares is conditioned upon the following:

            (a) Delivery by the Company to the Holder on the Closing Date of duly executed certificates representing the Series G Preferred Shares duly registered in the name of the Holder;

            (b) Receipt by the Holder on or before the Closing Date of confirmation of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, in form reasonably satisfactory to the Holder;

            (c) The Company shall have transmitted to the SEC for filing, pursuant to Rule 424(b) under the 1933 Act, an amended prospectus, in form and substance reasonably satisfactory to the Holder, relating to the resale of the Common Shares issuable upon conversion of the Series G Preferred Shares, and shall have provided the Holder with a reasonable number of copies of such amended prospectus;

            (d) The Registration Statement has been declared effective by the SEC, no stop-order or similar proceeding relating to the Registration Statement shall be pending or threatened and the Registration Statement registers the Common Shares for resale in compliance with the 1933 Act;











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            (e)   On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

            (f) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date, and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date (including, without limitation, payment of the expenses of the Holder in accordance with Section 4(g));

            (g) On the Closing Date, the Holder having received an opinion of Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, dated the Closing Date, addressed to the Holder, in form, scope and substance reasonably satisfactory to the Holder, substantially in the form of ANNEX II attached hereto; and

            (h) On or before the Closing Date, the Holder shall have received a copy of the Transfer Agent Instructions together with confirmation that the same have been given to and accepted by the Transfer Agent.

            7. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

            The Company's obligations to exchange the new Series G Preferred Shares for the Holder's Series E Preferred Shares is conditioned upon the following:

            (a) Delivery by the Holder to the Company for cancellation on the Closing Date of certificates representing the Series E Preferred Shares, together with executed stock powers;

            (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

            (c) The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date, and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date.

            8.    GOVERNING LAW; MISCELLANEOUS.

            (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to principles of conflict of laws.







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            (b)   This  Agreement  may be  executed in  counterparts  and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

            (c)   The headings,  captions and footers of this  Agreement are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

            (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            (e) No failure or delay by any party in exercising any right or remedy under this Agreement or otherwise, and no course of dealing between the parties, shall operate as a waiver thereof or amendment of this Agreement, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

            (f) Neither this Agreement nor any term thereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the party to be charged with enforcement.

            (g) Any notices required or permitted to be given under the terms of this Agreement, the Certificate of Designations, the Securities Purchase Agreement or the Registration Rights Agreement shall be sent by mail or delivered personally, by courier or by telephone line facsimile transmission and shall be effective five days after being placed in the mail, if mailed, certified, return receipt requested, or upon receipt, if delivered personally, by courier or by telephone line facsimile transmission, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

            Viragen, Inc.
            865 Southwest 78th Avenue
            Suite 100
            Plantation, Florida  33324
            Telephone:  (954) 233-8746
            Facsimile:  (954) 233-1416
            Attention:  Mr. Gerald Smith or Mr. Dennis W. Healey

            With a copy to:

            Atlas, Pearlman, Trop & Borkson, P.A.
            New River Center
            200 East Las Olas Blvd.
            Fort Lauderdale, FL  33331
            Telephone:  (954) 763-1200
            Facsimile:  (954) 766-7800

            Attention:  James M. Schneider, Esq.

            If to the Holder:

            Advantage Fund Limited
            c/o CITCO
            Kaya Flamboyan 9
            Curacao, Netherlands Antilles
            Facsimile:  011-599-9732-2008

            With a copy to:

            Genesee International, Inc.
            10500 N.E. 8th Street
            Suite 1920
            Bellevue, Washington 98004-4332
            Telephone:  (425) 462-1698
            Facsimile:  (425) 462-4645

            (h) This Agreement and the Certificate of Designations, together with the Securities Purchase Agreement and the Registration Rights Agreement, each as amended hereby, contain the entire understanding of the parties with respect to the matters covered herein and therein.

            IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.



                                         VIRAGEN, INC.


                                         By: /s/ Dennis W. Healey
                                            ------------------------------------
                                            Name:  Dennis W. Healey
                                            Title: Executive Vice President



                                         ADVANTAGE FUND LIMITED



                                         By: /s/ A.P. de Groot
                                            ------------------------------------
                                            Name:  A.P. de Groot
                                            Title: President

                                SCHEDULE 3(H)

            The Company is named as a defendant in KENNETH WELT, AS TRUSTEE, VS. HOWARD APPEL, ET AL. Case No. 94-14243-BKC-AJC, ADV. No. 97-0473-BKC-AJC-A. This is an action filed by a bankruptcy trustee against the Company and other defendants seeking a return of alleged preferential transfers. This matter is preliminarily set for trial in November, 1997. Discovery is proceeding. This action relates to alleged preferential transfers made to Sector & Associates Ltd., now Viragen (Europe) Limited, prior to the Company's acquisition of the latter. The Company denies that preferential transfers were made and will vigorously defend the claims. In any event, to the extent any preferential transfers were involved, they would pertain to the Company's majority-owned subsidiary, Viragen (Europe) Limited, and not the Company.

            The Company and its management have received from stockholders various allegations of improper conduct and breach of fiduciary responsibilities in connection with the issuance of various series of its Preferred Stock and associated dilution. In the event of any litigation by its stockholders, the Company would vigorously defend such claims.